REPORT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING
FIRM

To the Trustees and the Shareholders of
Eaton Vance California Municipal Income
Trust, Eaton Vance Massachusetts
Municipal Income Trust, Eaton Vance
Michigan Municipal Income Trust, Eaton
Vance New Jersey Municipal Income Trust,
Eaton Vance New York Municipal Income
Trust, Eaton Vance Ohio Municipal Income
Trust and Eaton Vance Pennsylvania
Municipal Income Trust:

In planning and performing our audits of the financial statements of Eaton Vance
California Municipal Income Trust, Eaton
Vance Massachusetts Municipal Income
Trust, Eaton Vance Michigan Municipal
Income Trust, Eaton Vance New Jersey
Municipal Income Trust, Eaton Vance New
York Municipal Income Trust, Eaton Vance
Ohio Municipal Income Trust, and Eaton
Vance Pennsylvania Municipal Income
Trust (collectively the "Trusts") as of and for the year ended November 30, 2013 in accordance with the standards of the Public
Company Accounting Oversight Board
(United States), we considered the Trusts' internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Trusts' internal control over financial reporting. Accordingly, we express no such opinion.
The management of the Trusts is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A trust's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A trust's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the trust; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the trust are being made only in accordance with authorizations of management and trustees of the trust; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of a trust's assets that could have a material effect on the financial statements.
Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.
A deficiency in internal control over
financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of a trust's annual or interim financial statements will not be prevented or detected on a timely basis.
Our consideration of the Trusts' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public
Company Accounting Oversight Board
(United States).  However, we noted no
deficiencies in the Trusts' internal control over financial reporting and their operation, including controls for safeguarding securities that we consider to be a material weakness, as defined above, as of November
30, 2013.
This report is intended solely for the
information and use of management and the Trustees of Eaton Vance California
Municipal Income Trust, Eaton Vance
Massachusetts Municipal Income Trust,
Eaton Vance Michigan Municipal Income
Trust, Eaton Vance New Jersey Municipal
Income Trust, Eaton Vance New York
Municipal Income Trust, Eaton Vance Ohio
Municipal Income Trust, and Eaton Vance
Pennsylvania Municipal Income Trust and
the Securities and Exchange Commission
and is not intended to be and should not be used by anyone other than these specified parties.


/s/ Deloitte & Touche LLP

Boston, Massachusetts
January 14, 2014